Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Post-Effective Amendment No. 2, of FluoroPharma Medical, Inc. and Subsidiary of our report dated March 13, 2012, except for Note 15, as to which the date is March 19, 2013, relating to the consolidated financial statements as of December 31, 2011, which appears in such Registration Statement. We also consent to the inclusion of our name under the heading “Experts” in such Registration Statement.

//MartinelliMick PLLC

MartinelliMick PLLC
Spokane, Washington
January 2, 2014